Securities and Exchange Commission
                     Washington, D.C. 20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                        May 4, 2005


                           Cadiz Inc.
     (Exact name of Registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)

    777 South Figueroa Street, Suite 4250, Los Angeles 90017
      (Address of principal executive offices)       (Zip Code)

   Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
               ------------------------------------------

     As described in the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2003 and December 31, 2004, in December 2003 the Company's Board of Directors authorized the adoption of a Management Equity Incentive
Plan (the "Incentive Plan"), under which a total of 1,472,051 shares were authorized for issuance to key personnel at the direction of the Company's allocation committee. Under the terms of the Incentive Plan, 1,094,712 shares were authorized for issuance by direct grant and 377,339 shares were authorized for issuance by way of the grant of stock options at an exercise price of the then current market value of $12 per share. Both the direct grants and option grants are subject to vesting schedules.

     As further described in Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, in light of the nature of the Company's resource development activities, the Company's compensation program for management is weighted more heavily towards long-term incentives than is typical of other companies with similarly sized asset portfolios. Accordingly, the base salary component of the compensation program is lower than that typically provided by similarly sized companies, and the Incentive Plan is used by the Company to provide long-term incentives and to incentivize management in a manner that further aligns the interests of management with those of the Company's stockholders.

     The Company's allocation committee has to date allocated 1,094,712 shares and 300,000 options under the Incentive Plan. 354,191 shares and 100,000 options were allocated to each of Keith Brackpool, the Chief Executive Officer of the Company, and Richard Stoddard, the Chief Executive Officer of the Company's subsidiary, Cadiz Real Estate LLC. 278,725 shares and 100,000 options were allocated to Mark Liggett, an employee of the Company, and 107,605 shares were allocated to Timothy Shaheen, a director of the Company.

     On May 4, 2005, the Company filed a Registration Statement on Form S-8 pursuant to which it registered for issuance all of the shares and options authorized under the Incentive Plan. The issuances of the shares and options allocated under the Incentive Plan as described above followed the effectiveness of this Registration Statement on Form S-8.

     The Company also registered for issuance in the Form S-
8 10,000 shares of common stock issuable under the Cadiz
Inc. 2004 Management Bonus Plan. These shares were immediately thereafter issued to Keith Brackpool as a performance bonus.

     On May 5, 2005, following the effectiveness of the Form S-8 Registration Statement, each of the recipients of shares under the Incentive Plan resold a portion of such shares for tax purposes. Inasmuch as the allocations of shares under the Incentive Plan constituted an immediate taxable event to the recipients, the recipients chose to sell shares so as to pay taxes. By selling these shares shortly following issuance, the recipients could most closely align the value assigned to each share for tax purposes with the proceeds received upon the sale, thereby maximizing the number of shares which each recipient would be able to retain on a longer term basis
(with potential for further appreciation and more favorable capital gains tax rates upon ultimate resale) while still enabling the recipients to satisfy a portion of their tax obligations.

     As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in the Company's Form S-8 Registration Statement, under applicable accounting rules the issuance of shares and options under the Incentive Plan will result in a charge to earnings based on the value of the common stock at the time of issue and valuation of options at the time of their award and will be recorded over the vesting period in proportion to the quantities vested. Inasmuch as the Company has not yet generated revenues from its water development projects, this charge to earnings resulting from issuances under the Incentive Plan during 2005 will occur in a year in which the Company expects to incur a net loss in any event.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                         By:/s/ Keith Brackpool
                            -------------------------------
                            Keith Brackpool
                            Chairman of the Board and
                            Chief Executive and Financial Officer



Dated:  May 6, 2005